                                                                    EXHIBIT 3.2










                                       BYLAWS


                                         OF


                                 DAVENPORT COMPANY

                                       BYLAWS
                                         OF
                                 DAVENPORT COMPANY

                                 TABLE OF CONTENTS

                                                                          PAGE
ARTICLE I
        STOCKHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Section 1.1    Annual Meeting. . . . . . . . . . . . . . . . . . . . . . . . 1
Section 1.2    Special Meetings. . . . . . . . . . . . . . . . . . . . . . . 1
Section 1.3    Notice of Meetings. . . . . . . . . . . . . . . . . . . . . . 1
Section 1.4    Quorum. . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Section 1.5    Organization. . . . . . . . . . . . . . . . . . . . . . . . . 2
Section 1.6    Conduct of Business . . . . . . . . . . . . . . . . . . . . . 2
Section 1.7    Proxies and Voting. . . . . . . . . . . . . . . . . . . . . . 2
Section 1.8    Stock List. . . . . . . . . . . . . . . . . . . . . . . . . . 3

ARTICLE II
        BOARD OF DIRECTORS . . . . . . . . . . . . . . . . . . . . . . . . . 3
Section 2.1    Number and Term of Office . . . . . . . . . . . . . . . . . . 3
Section 2.2    Vacancies . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Section 2.3    Regular Meetings. . . . . . . . . . . . . . . . . . . . . . . 4
Section 2.4    Special Meetings. . . . . . . . . . . . . . . . . . . . . . . 4
Section 2.5    Quorum. . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Section 2.6    Participation in Meetings by Conference Telephone . . . . . . 5
Section 2.7    Conduct of Business . . . . . . . . . . . . . . . . . . . . . 5
Section 2.8    Powers. . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Section 2.9    Compensation of Directors . . . . . . . . . . . . . . . . . . 6

ARTICLE III
        COMMITTEES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Section 3.1    Committees of the Board of Directors. . . . . . . . . . . . . 6
Section 3.2    Conduct of Business . . . . . . . . . . . . . . . . . . . . . 6

ARTICLE IV
        OFFICERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Section 4.1    Generally . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Section 4.2    President . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Section 4.3    Vice Presidents . . . . . . . . . . . . . . . . . . . . . . . 7
Section 4.4    Treasurer . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Section 4.5    Secretary . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Section 4.6    Delegation of Authority . . . . . . . . . . . . . . . . . . . 8
Section 4.7    Removal . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Section 4.8    Action with Respect to Securities of Other Corporations . . . 8

                                       i


ARTICLE V
        RIGHT OF INDEMNIFICATION OF DIRECTORS,
        OFFICERS AND OTHERS. . . . . . . . . . . . . . . . . . . . . . . .   8
Section 5.1    Right to Indemnification. . . . . . . . . . . . . . . . . .   8
Section 5.2    Right of Claimant to Bring Suit . . . . . . . . . . . . . .   9
Section 5.3    Non-Exclusivity of Rights . . . . . . . . . . . . . . . . . .10
Section 5.4    Insurance . . . . . . . . . . . . . . . . . . . . . . . . . .10

ARTICLE VI
        STOCK          . . . . . . . . . . . . . . . . . . . . . . . . . . .10
Section 6.1    Certificates of Stock . . . . . . . . . . . . . . . . . . . .10
Section 6.2    Transfers of Stock. . . . . . . . . . . . . . . . . . . . . .11
Section 6.3    Record Date . . . . . . . . . . . . . . . . . . . . . . . . .11
Section 6.4    Lost, Stolen or Destroyed Certificates. . . . . . . . . . . .11
Section 6.5    Regulations . . . . . . . . . . . . . . . . . . . . . . . . .11

ARTICLE VII
        NOTICES        . . . . . . . . . . . . . . . . . . . . . . . . . . .12
Section 7.1    Notices . . . . . . . . . . . . . . . . . . . . . . . . . . .12
Section 7.2    Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . .12

ARTICLE VIII
        MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . .12
Section 8.1    Facsimile Signature . . . . . . . . . . . . . . . . . . . . .12
Section 8.2    Corporate Seal. . . . . . . . . . . . . . . . . . . . . . . .12
Section 8.3    Reliance Upon Books, Reports and Records. . . . . . . . . . .13
Section 8.4    Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . . .13
Section 8.5    Time Periods. . . . . . . . . . . . . . . . . . . . . . . . .13

ARTICLE IX
        AMENDMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
Section 9.1    Amendments. . . . . . . . . . . . . . . . . . . . . . . . . .13

                                       BYLAWS
                                         OF
                                 DAVENPORT COMPANY


                                     ARTICLE I
                                    STOCKHOLDERS

     Section 1.1 ANNUAL MEETING. An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date and at such time as the Board of Directors shall each year fix, which date shall be within thirteen months subsequent to the later of the date of incorporation or the last annual meeting of stockholders.

     Section 1.2 SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called by the Board of Directors or the chief executive officer and shall be held at such place, on such date, and at such time as they or he shall fix.

     Section 1.3 NOTICE OF MEETINGS. Written notice of the place, date, and time of all meetings of the stockholders shall be given, not less than ten nor more than sixty days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the General Corporation Law of the State of Delaware or the Certificate of Incorporation).

     When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date, and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

     Section 1.4 QUORUM. At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law.

     If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of the stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time.

     If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, then except as otherwise required by law, those present at such adjourned meeting shall constitute a quorum, and all matters shall be determined by a majority of the votes cast at such meeting.

     Section 1.5 ORGANIZATION. Such person as the Board of Directors may have designated or, in the absence of such a person, the highest ranking officer of the corporation who is present shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the corporation, the secretary of the meeting shall be such person as the chairman appoints.

     Section 1.6 CONDUCT OF BUSINESS. The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order. Action may be taken by the shareholders without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

     Section 1.7 PROXIES AND VOTING. At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting.

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     Each stockholder shall have one vote for every share of stock entitled to vote which is registered in his name on the record date for the meeting, except as otherwise provided herein or required by law.

     All voting, except on the election of directors and where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or his proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting.

     All elections shall be determined by a plurality of the votes cast, except as otherwise required by law, all other matters shall be determined by a majority of the votes cast.

     Section 1.8 STOCK LIST. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder, and the number of shares registered in his name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

     The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

                                     ARTICLE II
                                 BOARD OF DIRECTORS

     Section 2.1 NUMBER AND TERM OF OFFICE. The number of directors who shall constitute the whole board shall be such number not less than one nor more than nine as the Board of Directors at the time have designated. Each director shall be elected for a term of one year and until his successor is elected and qualified, except as otherwise provided herein or required by law.

     Whenever the authorized number of directors is increased between annual meetings of the stockholders, a majority of the directors then in office shall have the power to elect such new directors for the balance of a term and until their successors are elected and qualified. Any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors then in office unless, at the time of such decrease, there shall be vacancies on the board which are being eliminated by the decrease.

     Section 2.2 VACANCIES. If the office of any director becomes vacant by reason of death, resignation, disqualification, removal or other cause, a majority of the directors remaining in office, although less than a quorum, may elect a successor for the unexpired term and until his successor is elected and qualified.

     Section 2.3 REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such. place or places, on such date or dates, or at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

     Section 2.4 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by one-third of the directors then in office or by the chief executive officer and shall be held at such place, on such date, and at such time as they or he shall fix. Notice of the place, date, and time of each such special meeting shall be given each director by whom it is not waived by mailing written notice not less than three days before the meeting or by telegraphing the same

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

not less than eighteen hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

     Section 2.5 QUORUM. At any meeting of the Board of Directors, one-third of the total number of the whole board, but not less than one, shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

     Section 2.6 PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment that enables all persons participating in the meeting. to hear each other. Such participation shall constitute presence in person at such meeting.

     Section 2.7 CONDUCT OF BUSINESS. At any meeting of the Board of Directors, business shall be transacted in such order and manner as the board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

     Section 2.8 POWERS. The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the corporation, including, without limiting the generality of the foregoing, the unqualified power:

     (1)  To declare dividends from time to time in accordance with law;

     (2) To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine.

     (3) To authorize creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

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

     (4) To remove any officer of the corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being;

     (5) To confer upon any officer of the corporation the power to appoint, remove and suspend subordinate officers and agents;

     (6) To adopt from time to time such stock, option, stock purchase, bonus or other compensation plans for directors, officers and agents of the corporation and its subsidiaries as it may determine;

     (7) To adopt from time to time such insurance, retirement or other benefit plans for directors, officers and agents of the corporation and its subsidiaries as it may determine; and

     (8) To adopt from time to time regulations, not inconsistent with these Bylaws, for the management of the corporation's business and affairs.

     Section 2.9 COMPENSATION OF DIRECTORS. Directors, as such, may receive, pursuant to resolution of the Board of Directors, fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the directors.

                                    ARTICLE III
                                     COMMITTEES

     Section 3.1 COMMITTEES OF THE BOARD OF DIRECTORS. The Board of Directors, by a vote of a majority of the whole board, may from time to time designate committees of the board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the board and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternative members who may replace any absent or disqualified member at any meeting of the committee. Any committee so designated may exercise the power and authority of the Board of Directors to declare a dividend or to authorize the issuance of stock if the resolution which designates the committee or a supplemental resolution of the Board of Directors shall so provide. In the absence or disqualification of any member of any committee and any alternate member in his place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

     Section 3.2 CONDUCT OF BUSINESS. Each committee may determine the procedural rules for meeting and CONDUCTING ITS business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

                                     ARTICLE IV
                                      OFFICERS


     Section 4.1 GENERALLY. The officers of the corporation shall consist of president, one or more vice presidents, a secretary, a treasurer and such other subordinate officers as may from time to time be appointed by the Board of Directors. Officers shall be elected by the Board of Directors, which shall consider that subject at its first meeting after every annual meeting of stockholders. Each officer shall hold his office until his successor is elected and qualified or until his earlier resignation or removal. The President shall be a member of the Board of Directors. Any number of offices may be held by the same person.

     Section 4.2 PRESIDENT. The President shall be the chief executive officer of the corporation. Subject to the provisions of these Bylaws and to the direction of the Board of Directors, he shall have the responsibility for the general management and control of the affairs and business of the corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated to him by the Board of Directors. He shall have power to sign all stock certificates, contracts and other instruments of the corporation which are authorized. He shall have general supervision and direction of all of the other officers and agents of the corporation.

     Section 4.3 VICE PRESIDENTS. Each Vice President shall perform such duties as the Board of Directors shall prescribe. In the absence or disability of the President, the Vice President who has served in such capacity for the longest time shall perform the duties and exercise the powers of the President.

     Section 4.4 TREASURER. The Treasurer shall have the custody of all monies and securities of the corporation and shall keep regular books of account. He shall make such disbursements of the funds of the corporation as are proper and shall render from time to time an account of all such transactions and of the final condition of the corporation.

     Section 4.5 SECRETARY. The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and the Board of Directors. He shall have charge of the corporate books.

     Section 4.6 DELEGATION OF AUTHORITY. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

     Section 4.7 REMOVAL. Any officer of the corporation may be removed at any time, with or without cause, by the Board of Directors.

     Section 4.8 ACTION WITH RESPECT TO SECURITIES OF OTHER CORPORATIONS. Unless otherwise directed by the Board of Directors, the President shall have power to vote and otherwise act on behalf of the corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this corporation may hold securities and otherwise to exercise any and all rights and powers which this corporation may possess by reason of its ownership of securities in such other corporation.

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

                                     ARTICLE V
           RIGHT OF INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS


     Section 5.1 RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative ("proceeding"), by reason of the fact that he or she or a person for whom he or she is the legal representative is or was a director or officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director or officer, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment only to the extent such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment) against all expenses, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. Such right shall be a contract right and shall include the right to be paid by the corporation expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by a director or officer of the corporation in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon deliery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this section or otherwise.

     Section 5.2    RIGHT OF CLAIMANT TO BRING SUIT.  If a claim under
Section 5.1 is not paid in full by the corporation within 60 days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant had not met the applicable standard of conduct.

     Section 5.3 NON-EXCLUSIVITY OF RIGHTS. The rights conferred by Sections 5. 1 and 5. 2 shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     Section 5.4 INSURANCE. The corporation may maintain insurance, at its expense, to protect itself and any such director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

                                     ARTICLE VI
                                       STOCK


     Section 6.1 CERTIFICATES OF STOCK. Each stockholder shall be entitled to a certificate signed by, or in the name of the corporation by, the President or a vice president, and by the secretary or an assistant secretary, or the treasurer or an assistant treasurer, certifying the number of shares owned by hi m. Any of or all the signatures on the certificate may be facsimile.

     Section 6.2 TRANSFERS OF STOCK. Transfers of stock shall be made only upon the transfer books of the corporation kept at an office of the corporation or by transfer agents designated to transfer shares of the stock of the corporation. Except where a certificate is issued in accordance with
Section 6. 4 of Article VI of these Bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

     Section 6.3 RECORD DATE. The Board of Directors may fix a record date, which shall not be more. than 60 nor less than 10 days before the date of any meeting of stockholders, nor more than 60 days prior to the time for the other action hereinafter described, as of which there shall be determined the stockholders who are entitled: to notice of or to vote at any meeting of stockholders or any adjournment thereof; to express consent to corporate action in writing without a meeting; to receive payment of any dividend or other distribution or allotment of any rights; or to exercise any rights with respect to any change, conversion or exchange of stock or with respect to any other lawful action.

     Section 6.4 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

     Section 6.5 REGULATIONS. The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

                                    ARTICLE VII
                                      NOTICES


     Section 7.1 NOTICES. Whenever notice is required to be given to any stockholder, director, officer, or agent, such requirement shall not be construed to mean personal notice. Such notice may in every instance be effectively given by deposing a writing in post office or letter box, in a postpaid, sealed wrapper, or by dispatching a prepaid telegram, addressed to such stockholder, director, officer, or agent at his or her address as the same appears on the books of the corporation. The time when such notice is dispatched shall be the time of the giving of the notice.

     Section 7.2 WAIVERS. A written waiver of any notice, signed by a stockholder, director, officer, or agent, whether before or a ter the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.


                                    ARTICLE VIII
                                   MISCELLANEOUS


     Section 8.1 FACSIMILE SIGNATURE. In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized by these Bylaws, facsimile signatures of any officer or officers of the corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

     Section 8.2 CORPORATE SEAL. The Board of Directors may provide a suitable seal, containing the name of the corporation, which seal shall be in the custody of the secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the treasurer or by the assistant secretary or assistant treasurer.

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

     Section 8.3 RELIANCE UPON BOOKS, REPORTS AND RECORDS. Each director, each member of any committee designated by the Board of Directors, and each officer of the corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the corporation, including reports made to the corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

     Section 8.4 FISCAL YEAR. The fiscal year of the corporation shall be as fixed by the Board of Directors.

     Section 8.5 TIME PERIODS. In applying any provision of these Bylaws which requires that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.


                                     ARTICLE IX
                                     AMENDMENT


     Section 9.1 AMENDMENTS. These Bylaws may be amended or repealed by the Board of Directors at any meeting or by the stockholders at any meeting.

    Adopted this 3rd day of June, 1988.

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